Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Starz 401(k) Savings Plan
Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-201809) on Form S-8 of Starz of our report dated June 28, 2016, relating to the financial statements and supplemental schedule of the Starz 401(k) Savings Plan, which appear in this Form 11-K for the period from plan inception (February 2, 2015) through December 31, 2015.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 28, 2016